Exhibit 10.5 EXECUTION VERSION SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT THIS SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of August 11, 2015 and is entered into by and among TERRAFORM POWER OPERATING, LLC, a Delaware limited liability company (“Borrower’’), the other Credit Parties party hereto, BARCLAYS BANK PLC (“Barclays”), as a Lender and as Administrative Agent (“Administrative Agent”) and the other Lenders party hereto, and is made with reference to that certain CREDIT AND GUARANTY AGREEMENT dated as of January 28, 2015 (as amended through the date hereof, the “Credit Agreement”) by and among Borrower, TERRAFORM POWER, LLC, a Delaware limited liability company, the subsidiaries of Borrower named therein, the Lenders, the Administrative Agent, Collateral Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment. RECITALS WHEREAS, the Credit Parties have requested that the Requisite Lenders and Administrative Agent agree to amend certain provisions of the Credit Agreement as provided for herein; and WHEREAS, subject to certain conditions, the Requisite Lenders and Administrative Agent are willing to agree to such amendments relating to the Credit Agreement. NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows: SECTION I. AMENDMENTS TO CREDIT AGREEMENT A. The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated as follows: “Borrower Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Restricted Subsidiaries with respect to all outstanding Indebtedness of Borrower and its Restricted Subsidiaries determined in accordance with GAAP (other than Non-Recourse Project Indebtedness), including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amount not payable in Cash. “Borrower Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrower and its Restricted Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)) determined in accordance with GAAP, for the avoidance of doubt excluding Non-Recourse Project Indebtedness and the face amount of any undrawn Letter of Credit issued for the account of Borrower. “CFADS” means, for the applicable period, the sum of (a) CAFD plus (b) without duplication of amounts included in CAFD, Fixed Charges, to the extent such Fixed Charges exceed the amount (if any) of Interest Support Payments made during the applicable period.

Exhibit 10.5 2 “Change of Control Restrictions” means, with respect to a Person, Contractual Obligations or applicable law which would prohibit, result in a termination of (or give rise to a right of any party to terminate) any Contractual Obligations or default or acceleration of any indebtedness of such Person (or an Affiliate of such Person) or imposition of any restriction on the ability of such Person to make distributions or pay dividends to its equity holders, or otherwise result in material adverse consequences to such Person upon, the change in the direct or indirect ownership or control of the Project Holdco or Pledged Holdco that owns such Person without the consent of the counterparties to such Contractual Obligations or any other Person (other than any Governmental Authority). “Controlled Foreign Corporation” means “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code; provided however, for the avoidance of doubt, none of Borrower, the Persons that are Guarantors as of the Second Amendment Effective Date, any Project Holdco or any Pledged Holdco shall be a Controlled Foreign Corporation. “Guarantor” means Holdings and each Domestic Subsidiary of Holdings (other than Borrower, any Non-Recourse Subsidiary or any Pledged Holdco). “M&A Transaction” means any acquisition, indirectly through a Pledged Holdco, by a Project Holdco, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all or a portion of the Equity Interests of, or a business line or unit or a division of, any Person. “Non-Recourse Subsidiary” means: (a) any Subsidiary of Borrower that (i) (x) is the owner, lessor and/or operator of (or is formed to own, lease or operate) one or more Clean Energy Systems or conducts activities reasonably related or ancillary thereto, (y) is the lessee or borrower (or is formed to be the lessee or borrower) in respect of Non-Recourse Project Indebtedness financing one or more Clean Energy Systems, and/or (z) develops or constructs (or is formed to develop or construct) one or more Clean Energy Systems, (ii) has no Subsidiaries and owns no material assets other than those assets necessary for the ownership, leasing, development, construction or operation of such Clean Energy Systems or any activities reasonably related or ancillary thereto and (iii) has no Indebtedness other than intercompany Indebtedness to the extent permitted hereunder and Non-Recourse Project Indebtedness; and (b) any Subsidiary that (i) is the direct or indirect owner of all or a portion of the Equity Interests in one or more Persons, each of which meets the qualifications set forth in clause (a) above, (ii) has no Subsidiaries other than Subsidiaries each of which meets the qualifications set forth in clause (a) or clause (b)(i) above, (iii) owns no material assets other than those assets necessary for the ownership, leasing, development, construction or operation of Clean Energy Systems or any activities reasonably related or ancillary thereto, (iv) has no Indebtedness other than intercompany Indebtedness to the extent permitted hereunder and Non-Recourse Project Indebtedness and (v) is not a direct Subsidiary of Borrower. For the avoidance of doubt, no Project Holdco or Pledged Holdco shall be deemed a Non-Recourse Subsidiary.

Exhibit 10.5 3 “Project Holdco” means a wholly-owned Domestic Subsidiary of Borrower that is a Guarantor and 100% of the Equity Interests of which have been pledged to the Collateral Agent under the Pledge and Security Agreement. The Project Holdcos as of the Second Amendment Effective Date are the New Guarantors. B. The definition of “Closing Date Project Holdco” appearing in the definition of “Permitted M&A Transaction” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated to mean as follows: “Closing Date Project Holdco” means a Project Holdco (other than any Unrestricted Subsidiary) in existence on the Second Amendment Effective Date. C. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence: “Interest Support Payments” means, for the applicable period, cash contributions to Holdings from SunEdison pursuant to the Interest Payment Agreement that were included in the calculation of CAFD for the applicable period pursuant to clause (vi) of the definition thereof, excluding any such cash contributions in respect of interest on amounts not remitted to Holdings when due under the Interest Payment Agreement. “New Guarantors” has the meaning ascribed to such term in the Second Amendment. “Pledged Holdco” means a wholly-owned Domestic Subsidiary of a Project Holdco that is not a Guarantor and 100% of the Equity Interests of which have been pledged by a Project Holdco to the Collateral Agent under the Pledge and Security Agreement; provided that no Project Holdco shall own more than one Pledged Holdco. The Pledged Holdcos as of the Second Amendment Effective Date are the Released Guarantors. “Released Guarantors” has the meaning ascribed to such term in the Second Amendment. “Second Amendment” means that certain Second Amendment to Credit and Guaranty Agreement dated as of August 11, 2015 by and among Holdings, the Borrower, the other Credit Parties party thereto, the Administrative Agent, the Lenders party thereto and the other Persons party thereto. “Second Amendment Effective Date” has the meaning ascribed to such term in the Second Amendment. D. Section 2.24 of the Credit Agreement is hereby amended by replacing “$175,000,000” appearing therein with “$450,000,000”. E. Section 2.24 of the Credit Agreement is hereby amended by amending and restating the third sentence thereof to read as follows: “Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which Borrower proposes that the New Revolving Loan Commitments shall be effective,

Exhibit 10.5 4 which, other than in connection with the $75,000,000 of New Revolving Loan Commitments of UBS AG, Stamford Branch effective on the Second Amendment Effective Date, shall be a date not less than 10 Business Days after the date on which such notice is delivered to Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender”) to whom Borrower proposes any portion of such New Revolving Loan Commitments be allocated and the amounts of such allocations; provided that Administrative Agent may elect or decline to arrange such New Revolving Loan Commitments in its sole discretion and any Lender approached to provide all or a portion of the New Revolving Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment; and provided further that any New Revolving Loan Lender must be reasonably satisfactory to the Swing Line Lender and the Issuing Banks. F. Section 5.10 of the Credit Agreement is hereby amended by amending and restating the first parenthetical set forth therein to read as follows: “(in each case, other than a Non-Recourse Subsidiary and a Pledged Holdco)” G. Section 5.13 of the Credit Agreement is hereby amended by amending and restating the second sentence set forth therein to read as follows: “In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries (other than Non- Recourse Subsidiaries, Unrestricted Subsidiaries and Pledged Holdcos) and all of the outstanding Equity Interests of Borrower and its Subsidiaries (in each case, subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries, Non- Recourse Subsidiaries and Unrestricted Subsidiaries).” H. Section 6.1(s) of the Credit Agreement is hereby amended and restated in its entirety as follows: “(s) other Indebtedness of Holdings, the Borrower or any Guarantor Subsidiary; provided that (A) no Event of Default has occurred and is continuing or would occur after giving effect to such incurrence and (B) the Borrower shall be in compliance with Section 6.7(a) and 6.7(b) as of the last day of the most recently ended Fiscal Quarter for which financial statements are available, calculated on a pro forma basis after giving effect to the incurrence of such Indebtedness; I. Section 6.6(c) of the Credit Agreement is hereby amended and restated to read as follows: “(c) Investments made by any Non-Recourse Subsidiary in any Subsidiary of the Pledged Holdco that is the direct or indirect parent of such Non-Recourse Subsidiary;”

Exhibit 10.5 5 J. Section 6.6(j) of the Credit Agreement is hereby amended and restated to read as follows: “(j) acquisitions of shelf entities or the formation of new entities in connection with internal corporate reorganizations, so long as such acquisitions are not adverse to the Lenders in any material respect;” K. Section 6.8(a) of the Credit Agreement is hereby amended and restated to read as follows: “(a) any Subsidiary of Borrower (other than a Non-Recourse Subsidiary or Pledged Holdco) may be merged with or into Borrower or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary; provided, in the case of such a merger, Borrower or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;” L. Section 6.8(g) of the Credit Agreement is hereby amended and restated to read as follows: “(g) internal corporate reorganizations of the Subsidiaries of any Project Holdco so long as, with respect to any Subsidiary of a Closing Date Project Holdco, any such reorganization does not involve any Person other than the Subsidiaries of such Project Holdco (other than any Pledged Holdco) and is not adverse to the Lenders in any material respect;” M. Section 6.13 of the Credit Agreement is hereby amended and restated to read as follows: “6.13. Permitted Activities of Project Holdcos. No Project Holdco or Pledged Holdco shall (a) incur any Indebtedness or any other obligation or liability whatsoever other than (i) solely with respect to Project Holdcos, the Indebtedness and obligations under (A) this Agreement and the other Credit Documents, (B) the Senior Notes Documents and (C) other Indebtedness permitted hereby, (ii) pursuant to shareholder loan agreements or intercompany loans permitted hereunder and (iii) solely with respect to Project Holdcos, pursuant to Swap Contracts permitted hereunder; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) (A) in the case of any Project Holdco, holding Equity Interests of a single Pledged Holdco and (B) in the case of a Pledged Holdco, holding Equity Interests of Non-Recourse Subsidiaries and other Subsidiaries of Borrower, (ii) performing its obligations and activities incidental thereto under the Credit Documents, and (iii) (A) solely with respect to Project Holdcos, entering into Swap Contracts and (B) entering into shareholder loan agreements, in each case permitted hereunder; (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person, except as permitted pursuant to Section 6.8; (e) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries, except as permitted pursuant to Section 6.8; or (f) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.”

Exhibit 10.5 6 O. Schedule 5.15 of the Credit Agreement is hereby replaced by Schedule I hereto. SECTION II. CONDITIONS TO EFFECTIVENESS This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”): A. Execution. Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Credit Parties, the Administrative Agent, the Collateral Agent and the Requisite Lenders. B. Schedule II. The delivery of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Schedule II. C. Representations and Warranties. The representations and warranties contained in Section III hereof and in the other Credit Documents shall be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representation and warranties that already are qualified or modified by materiality in the text thereof. D. Default. As of the date hereof, no event shall have occurred and be continuing or would result from the effectiveness of this Amendment that would constitute an Event of Default or a Default. E. Reorganization. The Equity Interests of each of the Guarantors listed on Schedule III hereto (each, a “Released Guarantor”) shall be contributed to the applicable Person set forth in Schedule I hereto (each, a “New Guarantor”). SECTION III. REPRESENTATIONS AND WARRANTIES In order to induce Administrative Agent and the Requisite Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party party hereto represents and warrants to Administrative Agent that the following statements are true and correct in all respects: A. Corporate Power and Authority. Each Credit Party party hereto has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents. B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party. C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Borrower or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental

Exhibit 10.5 7 Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of any Credit Party, except for such approvals or consents which will be obtained on or before the date hereof and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect. D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect. E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party hereto and thereto and each constitutes a legal, valid and binding obligation of such Credit Party, to the extent a party hereto and thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default. SECTION IV. ACKNOWLEDGMENT AND CONSENT; REAFFIRMATION Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Party hereby confirms and reaffirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” and “Secured Obligations”, as applicable, under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document). Each Credit Party acknowledges and agrees that, after giving effect to this Amendment, any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and

Exhibit 10.5 8 that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. As of the Second Amendment Effective Date, each Credit Party reaffirms each Lien it granted to the Collateral Agent for the benefit of the Secured Parties, and any Liens that were otherwise created or arose under each of the Credit Documents to which such Credit Party is party and reaffirms the guaranties made in favor of each Secured Party under each of the Credit Documents to which such Credit Party is party, which Liens and guaranties shall continue in full force and effect during the term of the Credit Agreement and any amendments, amendments and restatements, supplements or other modifications thereof and shall continue to secure the Obligations of the Borrower and the other Credit Parties under any Credit Document, in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the Credit Documents. Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement. SECTION V. MISCELLANEOUS A. Reference to and Effect on the Credit Agreement and the Other Credit Documents. (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. (iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents. B. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect. C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Exhibit 10.5 9 D. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. E. Credit Document. This Amendment shall constitute a Credit Document. F. Acknowledgment of Release. Each of the Lenders party hereto hereby (i) agree that upon satisfaction of the conditions set forth in Section II hereof, (a) any and all Liens granted to the Collateral Agent by each of the Released Guarantors and (b) the Guaranty of each of the Released Guarantors is hereby terminated, released and discharged and (ii) authorize Collateral Agent to file UCC termination statements and/or amendments with respect to the UCC financing statements that name each of the Released Guarantors as the “Debtor” (as defined therein), or other appropriate filings, recordings, registrations or terminations in any office or with any person where Lenders or the Collateral Agent have filed, or may have filed any document perfecting a Lien granted by the Released Guarantors. [Remainder of this page intentionally left blank.]

Exhibit 10.5 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above. TERRAFORM POWER, LLC By: /s/ Carlos Domenech Name: Carlos Domenech Title: CEO TERRAFORM POWER OPERATING, LLC By: TERRAFORM POWER, LLC, its Managing Member By: /s/ Carlos Domenech Name: Carlos Domenech Title: CEO

Exhibit 10.5 SUNEDISON YIELDCO CHILE HOLDCO, LLC SUNEDISON YIELDCO UK HOLDCO 2, LLC SUNEDISON YIELDCO UK HOLDCO 3, LLC SUNEDISON YIELDCO UK HOLDCO 4, LLC SUNEDISON YIELDCO NELLIS HOLDCO, LLC SUNEDISON CANADA YIELDCO, LLC SUNEDISON YIELDCO DG-VIII HOLDINGS, LLC SUNEDISON YIELDCO DG HOLDINGS, LLC SUNEDISON YIELDCO REGULUS HOLDINGS, LLC SUNEDISON YIELDCO ACQ1, LLC SUNEDISON YIELDCO ACQ2, LLC SUNEDISON YIELDCO ACQ3, LLC SUNEDISON YIELDCO ACQ4, LLC SUNEDISON YIELDCO ACQ5, LLC SUNEDISON YIELDCO ACQ6, LLC SUNEDISON YIELDCO ACQ7, LLC SUNEDISON YIELDCO ACQ8, LLC SUNEDISON YIELDCO ACQ9, LLC SUNEDISON YIELDCO, DGS HOLDINGS, LLC SUNEDISON YIELDCO, ENFINITY HOLDINGS, LLC TERRAFORM POWER IVS I HOLDINGS, LLC TERRAFORM REC ACQ HOLDINGS, LLC TERRAFORM SOLAR HOLDINGS, LLC TERRAFORM LPT ACQ HOLDINGS, LLC TERRAFORM UK1 ACQ HOLDINGS, LLC TERRAFORM CD ACQ HOLDINGS, LLC TERRAFORM SOLAR XVII ACQ HOLDINGS, LLC TERRAFORM FIRST WIND ACQ, LLC SUNEDISON CANADA YIELDCO MASTER HOLDCO, LLC SUNEDISON YIELDCO CHILE MASTER HOLDCO, LLC SUNEDISON YIELDCO DG–VIII MASTER HOLDCO, LLC SUNEDISON YIELDCO UK HOLDCO 3 MASTER HOLDCO, LLC SUNEDISON YIELDCO UK HOLDCO 4 MASTER HOLDCO, LLC SUNEDISON YIELDCO UK HOLDCO 2 MASTER HOLDCO, LLC SUNEDISON YIELDCO DG MASTER HOLDCO, LLC SUNEDISON YIELDCO NELLIS HOLDCO MASTER HOLDCO, LLC SUNEDISON YIELDCO REGULUS MASTER HOLDCO, LLC SUNEDISON YIELDCO ACQ1 MASTER HOLDCO, LLC SUNEDISON YIELDCO ACQ2 MASTER HOLDCO, LLC SUNEDISON YIELDCO ACQ3 MASTER HOLDCO, LLC SUNEDISON YIELDCO ACQ9 MASTER HOLDCO, LLC SUNEDISON YIELDCO ACQ4 MASTER HOLDCO, LLC SUNEDISON YIELDCO ACQ5 MASTER HOLDCO, LLC SUNEDISON YIELDCO ENFINITY MASTER HOLDCO, LLC SUNEDISON YIELDCO DGS MASTER HOLDCO, LLC SUNEDISON YIELDCO ACQ7 MASTER HOLDCO, LLC

Exhibit 10.5 SUNEDISON YIELDCO ACQ8 MASTER HOLDCO, LLC SUNEDISON YIELDCO ACQ6 MASTER HOLDCO, LLC TERRAFORM POWER IVS I MASTER HOLDCO, LLC TERRAFORM LPT ACQ MASTER HOLDCO, LLC TERRAFORM SOLAR MASTER HOLDCO, LLC TERRAFORM CD ACQ MASTER HOLDCO, LLC TERRAFORM UK1 ACQ MASTER HOLDCO, LLC TERRAFORM REC ACQ MASTER HOLDCO, LLC TERRAFORM SOLAR XVII ACQ MASTER HOLDCO, LLC TERRAFORM FIRST WIND ACQ MASTER HOLDCO, LLC By: TERRAFORM POWER OPERATING, LLC, its Managing Member By: TERRAFORM POWER, LLC, its Managing Member By: /s/ Carlos Domenech Name: Carlos Domenech Title: CEO

Exhibit 10.5 BARCLAYS BANK PLC, as Administrative Agent, Swing Line Lender and as a Lender By: ___/s/ Craig Malloy______________________ Name: Craig Malloy Title: Director

Exhibit 10.5 GOLDMAN SACHS BANK USA, as a Lender By: ____/s/ Authorized Signatory_________________ Authorized Signatory

Exhibit 10.5 MORGAN STANLEY SENIOR FUNDING, INC., as a Lender By: _____/s/ Authorized Signatory________________ Authorized Signatory Vice President

Exhibit 10.5 MORGAN STANLEY BANK, N.A. as a Lender By: _____/s/ Authorized Signatory________________ Authorized Signatory

Exhibit 10.5 BANK OF AMERICA, N.A., as a Lender By: ___/s/ Patrick Engel_________________________ Name: Patrick Engel Title: Director

Exhibit 10.5 CITIBANK, N.A., as a Lender By:__/s/ Kirkwood Roland________________________ Name: Kirkwood Roland Title: Managing Director & Vice President

Exhibit 10.5 CITIBANK, N.A., as a Lender By:__/s/ Carl Cho________________________ Authorized Signatory Name: Carl Cho Title: Vice President

Exhibit 10.5 MIHI LLC, as a Lender By:__/s/ Stephen Mehos_________________________ Name: Stephen Mehos Title: Authorized Signatory By:__/s/ Ayesha Farooqi________________________ Name: Ayesha Farooqi Title: Authorized Signatory

Exhibit 10.5 KEYBANK NATIONAL ASSOCIATION, as a Lender By:__/s/ Lisa A. Ryder__________________________ Authorized Signatory

Exhibit 10.5 ROYAL BANK OF CANADA, as a Lender By:__/s/ Authorized Signatory____________________ Authorized Signatory

Exhibit 10.5 JPMORGAN CHASE BANK, N.A., as a Lender By:___/s/ Bridget Killackey______________________ Name: Bridget Killackey Title: Vice President

Exhibit 10.5 SANTANDER BANK, N.A., as a Lender By:__/s/ William Maag_________________________ Name: William Maag Title: Managing Director

Exhibit 10.5 UBS AG, STAMFORD BRANCH as a Lender By:__/s/ Darlene Arias_________________________ Name: Darlene Arias Title: Director By:__/s/ Houssem Daly_________________________ Name: Houssem Daly Title: Associate Director, Banking Products Services, US